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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                         WHITNEY HOLDING CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 (WHITNEY LOGO)

March 23, 2005

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

     Whitney Holding Corporation will hold its Annual Meeting of Shareholders on Wednesday, April 27, 2005, at 10:30 a.m. at the Pan-American Life Center, 601 Poydras Street, 11th Floor, New Orleans, Louisiana, for the following purposes:

     1.   To elect three directors to serve until the 2010 annual meeting.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2005.

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     Only shareholders of record at the close of business on March 4, 2005 are entitled to notice of, and to vote at, this meeting.

                                        By order of the Board of Directors

                                        JOSEPH S. SCHWERTZ, JR.
                                        Corporate Secretary

              228 ST. CHARLES AVENUE, NEW ORLEANS, LOUISIANA 70130

                             YOUR VOTE IS IMPORTANT

     Whether or not you expect to attend the meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope. No postage is required if mailed in the United States. You may also vote toll free over the telephone or through the Internet. You may later revoke your proxy and vote in person.

                                TABLE OF CONTENTS

INFORMATION ABOUT THE MEETING AND VOTING...........................................    1
   Where and when is the Annual Meeting of Shareholders?...........................    1
   Who may vote at the meeting?....................................................    1
   How many shares must be present to hold the meeting?............................    1
   What proposals will be voted on at the meeting?.................................    2
   How many votes are required to approve these proposals?.........................    2
   How are votes counted?..........................................................    2
   How does the Board recommend that I vote?.......................................    2
   How do I vote my shares without attending the meeting?..........................    2
   How do I vote my shares in person at the meeting?...............................    3
   What does it mean if I receive more than one proxy card?........................    3
   May I change my vote?...........................................................    3
   Is the meeting location accessible to people with disabilities?.................    3
   How do I get additional copies of SEC filings?..................................    3
VOTING SECURITIES AND PRINCIPAL HOLDERS............................................    4
ELECTION OF DIRECTORS..............................................................    4
THE BOARD OF DIRECTORS.............................................................    5
BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT...................................    6
BOARD OF DIRECTORS AND ITS COMMITTEES..............................................    7
   Board of Directors..............................................................    7
   Nominating and Corporate Governance Committee...................................    9
   Shareholder Recommendations of Director Candidates..............................    9
   Director Qualifications, Qualities and Skills...................................    9
   Identification and Evaluation of Directors......................................   10
   Audit Committee.................................................................   10
   Compensation of Directors.......................................................   10
   Report of the Audit Committee...................................................   11
EXECUTIVE COMPENSATION REPORT......................................................   12
EXECUTIVE COMPENSATION.............................................................   14
   Summary Compensation Table......................................................   14
   Option Grants Table.............................................................   16
   Aggregated Option Exercises and Fiscal Year-End Option Value Table..............   16
   Stock Performance Graph.........................................................   17
   Retirement Plans; Change in Control Agreements..................................   17
COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION....   19
CERTAIN TRANSACTIONS...............................................................   19
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE............................   19
AUDITORS...........................................................................   20
   Audit Fees......................................................................   20
   Audit-Related Fees..............................................................   20
   Tax Fees........................................................................   20
   All Other Fees..................................................................   20
   Audit Committee Preapproval Policies and Procedures.............................   20
SHAREHOLDER COMMUNICATIONS.........................................................   21
SHAREHOLDER PROPOSALS..............................................................   21
OTHER MATTERS......................................................................   21

                                 (WHITNEY LOGO)

                                 PROXY STATEMENT
                                       FOR
                    ANNUAL MEETING TO BE HELD APRIL 27, 2005

     We are providing these proxy materials in connection with the solicitation by the Board of Directors (the Board) of Whitney Holding Corporation (the Company) of proxies to be voted at the Company's Annual Meeting of Shareholders to be held on April 27, 2005, and at any adjournments or postponements of the meeting. We will begin mailing this Proxy Statement, the Summary Annual Report, the annual report on Form 10-K and the proxy card to shareholders on or about March 23, 2005 and will bear the cost of soliciting proxies. Directors, officers and regular employees of the Company and its banking subsidiary, Whitney National Bank (the Bank), may solicit proxies by mail, telephone, facsimile machine or personal interview and will not receive additional compensation. The Company has retained Morrow & Co., Inc. at an approximate fee of $5,000 plus associated costs and expenses, to assist in the solicitation of proxies.

                    INFORMATION ABOUT THE MEETING AND VOTING

WHERE AND WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

     We will hold the Annual Meeting of Shareholders on April 27, 2005 at 10:30 a.m. at the Pan-American Life Center, 601 Poydras Street, 11th Floor, New Orleans, Louisiana.

WHO MAY VOTE AT THE MEETING?

     The Board set March 4, 2005 as the record date for the meeting. If you owned Company common stock at the close of business on March 4, 2005, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

     - Held directly in your name with our transfer agent, American Stock Transfer & Trust Company, as a "shareholder of record,"

     - Held for you in an account with a broker, bank or other nominee (shares held in "street name"), and

     - Credited to your Whitney National Bank employee account in the Bank's Savings Plus 401(k) Plan (the 401(k) plan).

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

     A majority of the Company's outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. On the record date, there were 40,587,840 shares of Company common stock outstanding. Your shares are counted as present at the meeting if you:

     - Properly vote by Internet or telephone or submit a proxy card prior to the meeting; or

     -    Are present and vote in person at the meeting.

WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

     There are two proposals scheduled to be voted on at the meeting:

     1.   Election of three directors; and

     2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2005.

HOW MANY VOTES ARE REQUIRED TO APPROVE THESE PROPOSALS?

     Directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees who receive the largest number of "FOR" votes will be elected as directors. The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the annual meeting is needed to ratify the selection of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2005.

HOW ARE VOTES COUNTED?

     You may either vote "FOR" or "WITHHOLD" authority to vote for each nominee for the Board of Directors. If you withhold authority to vote with respect to any nominee, your shares will count for the purpose of establishing a quorum, but will have no effect on the election of that nominee. If you just sign and submit your proxy card without voting instructions, the proxies will vote your shares "FOR" each director nominee and to ratify the selection of PricewaterhouseCoopers LLP.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

     The Board of Directors recommends that you vote "FOR" each of the nominees and "FOR" the ratification of the selection of PricewaterhouseCoopers LLP.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

     Whether you hold shares in your own name, in street name, or through the 401(k) plan, you may direct your vote without attending the meeting. If you are a shareholder of record or hold shares through the 401(k) plan, you may vote by granting a proxy, as follows:

     - By Internet or Telephone - You may submit your proxy by following the instructions on the proxy card. Shareholders of record who are also participants in the 401(k) plan will receive two proxy cards. If you vote using the Internet or telephone, you do not need to return your proxy card. We have designed telephone and Internet voting procedures that authenticate your identity as a shareholder, allow you to give your voting instructions and confirm that your instructions have been properly recorded. The deadline for telephone and Internet voting is 11:59 p.m. Eastern Standard Time on April 26, 2005.

     - By Mail - You may vote by mail by signing and dating your proxy card (or cards, if you are both a record shareholder and a participant in the 401(k) plan) and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

     For shares held in street name, you should follow the voting directions your broker or nominee provides. You can complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

HOW DO I VOTE MY SHARES IN PERSON AT THE MEETING?

     If you choose to vote at the meeting:

     - If you are a registered shareholder of record or hold shares in the 401(k) plan, you should bring the enclosed proxy card and proof of identity.

     - If you hold your shares in street name, you must obtain a broker representation letter in your name from your bank, broker or other holder of record.

     At the appropriate time during the meeting, we will ask the shareholders present whether anyone wishes to vote in person. You should raise your hand to receive a ballot to record your vote.

     Even if you plan to attend the meeting, we encourage you to vote by telephone, Internet or mail so your vote will be counted if you later decide not to attend the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one name or hold shares through the 401(k) plan in addition to other shares. To ensure that all your shares are voted, sign and return each proxy card, or if you vote by telephone or Internet, vote once for each proxy card you receive.

MAY I CHANGE MY VOTE?

     Yes. Whether you have voted by mail, telephone or the Internet, you may change your vote and revoke your proxy by:

     -    Voting by telephone or the Internet at a later time,

     -    Submitting a properly signed proxy card with a later date,

     -    Voting in person at the meeting, or

     -    Delivering written notice that you wish to revoke your proxy to Joseph
          S. Schwertz, Jr., Corporate Secretary, at or before the meeting. Mr. Schwertz's office is located in Suite 626, 228 St. Charles Avenue, New Orleans, LA 70130.

IS THE MEETING LOCATION ACCESSIBLE TO PEOPLE WITH DISABILITIES?

     Yes. The Pan-American Life Center Auditorium, in which the meeting will be held, offers access for people using wheelchairs.

HOW DO I GET ADDITIONAL COPIES OF SEC FILINGS?

     COPIES OF THE COMPANY'S FINANCIAL REPORTS, INCLUDING ITS REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) ON FORMS 10-K AND 10-Q, WITH FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES BUT WITHOUT EXHIBITS, ARE AVAILABLE WITHOUT COST BY SENDING YOUR WRITTEN REQUEST TO: MRS. SHIRLEY N. FREMIN, MANAGER, INVESTOR RELATIONS, WHITNEY HOLDING CORPORATION, P. O. BOX 61260, NEW ORLEANS, LA 70161, (504) 586-3627 OR BY CALLING TOLL FREE (800) 347-7272, EXT. 3627, OR BY SENDING AN E-MAIL TO THE FOLLOWING ADDRESS:
INVESTOR.RELATIONS@WHITNEYBANK.COM. COPIES, INCLUDING EXHIBITS, CAN ALSO BE OBTAINED FREE OF CHARGE BY CLICKING ON ABOUT WHITNEY, SEC FILINGS ON OUR WEBSITE AT WWW.WHITNEYBANK.COM. THIS WEBSITE ADDRESS IS PROVIDED FOR YOUR INFORMATION AND CONVENIENCE; PROVIDING THIS ADDRESS DOES NOT INCORPORATE BY REFERENCE ANY OF THE DOCUMENTS ON OUR WEBSITE. YOU CAN OBTAIN A COPY OF ANY LISTED EXHIBIT TO A 10-K OR 10-Q BY SENDING YOUR WRITTEN REQUEST TO THE ADDRESS FURNISHED ABOVE. WE WILL FURNISH THE COPY UPON PAYMENT OF A FEE.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only shareholders of record as of the close of business on March 4, 2005 are entitled to notice of, and to vote at, the meeting. On that date, 40,587,840 shares of common stock, our only class of authorized stock, were outstanding. Each share is entitled to one vote. As of February 14, 2005, the entities named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding common stock, as determined under Rule 13d-3 of the SEC.

NAME AND ADDRESS                   SHARES BENEFICIALLY   PERCENT OF
OF BENEFICIAL OWNER                       OWNED             CLASS
-------------------                -------------------   ----------
Private Capital Management (1)          3,911,596           9.21%
   8889 Pelican Bay Boulevard
   Naples, FL  34108

Barclays Global Investors, NA(2)        2,434,178           5.73%
   45 Fremont Street
   San Francisco, CA  94105

     (1) Information is based on a Schedule 13G/A filed by Private Capital Management (PCM) on February 14, 2005 with the SEC. PCM filed as an Investment Adviser registered under section 203 of the Investment Advisers Act of 1940. Bruce S. Sherman is Chief Executive Officer of PCM and Gregg J. Powers is President. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and shared voting power with respect to shares held by PCM's clients and managed by PCM. They disclaim beneficial ownership of the shares held by PCM's clients and disclaim the existence of a group. This figure also includes 40,000 shares owned by Mr. Sherman.

     (2) Information is based on a Schedule 13G filed on February 14, 2005 with the SEC by Barclays Global Investors, N.A., Barclays Global Fund Advisors and certain related entities. They reported voting and dispositive power as of December 31, 2004 as follows: (a) Barclays Global Investors, N.A. reported sole voting power as to 604,264 shares, sole dispositive power as to 725,298 shares and beneficial ownership of 725,298 shares; and (b) Barclays Global Fund Advisors reported sole voting power as to 1,707,866 shares, sole dispositive power as to 1,708,880 shares and beneficial ownership of 1,708,880 shares. The shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts. They disclaim the existence of a group.

                              ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for a Board of Directors of five to twenty-five persons, divided into five classes serving staggered five-year terms. By Board resolution, the number of directors has been set at 17, three of whom are to be elected this year. Messrs. Marks and Nickelsen and Ms. Sullivan, who were elected at prior shareholders' meetings, are nominated to serve for terms expiring at the Company's 2010 annual meeting. The Nominating and Corporate Governance Committee met in January 2005 to evaluate the three nominees standing for election. Based on the Committee's evaluation and with their recommendation, the Board approved the inclusion of all nominees on the Company's proxy card and recommend shareholders vote "FOR" all nominees.

     Directors are elected by a plurality of the votes actually cast. We disregard abstentions and broker nonvotes in the election of directors. We expect that each nominee will be available for election. If a nominee is unavailable, the proxies will cast your vote for any substitute nominee the Nominating and Corporate Governance Committee and the Board recommend.

     The following table sets forth information we obtained from the nominees and other directors about (a) their principal occupations for the last five years and (b) directorships they hold with other public companies.

                             THE BOARD OF DIRECTORS

DIRECTORS WITH TERMS EXPIRING IN 2005

William L. Marks, 61           Chairman of the Board and Chief Executive Officer
                               of the Company and the Bank (since 1990);
                               Director, Adtran, Inc.; Director, CLECO
                               Corporation; WHITNEY DIRECTOR SINCE 1990.

Eric J. Nickelsen, 60          Real estate developer and part owner, John S.
                               Carr & Company, Inc. (since 1998); Former
                               Chairman of the Board, Chief Executive Officer
                               and President, Barnett Bank of West Florida (1993
                               to 1998); WHITNEY DIRECTOR SINCE 2000.

Kathryn M. Sullivan, 48        Chief Financial Officer and Senior Vice
                               President, Blue Cross and Blue Shield Association
                               (since 2004); Former President and Chief
                               Executive Officer (1999 to 2004), former Chief
                               Financial Officer (1998 to 1999), Blue Cross and
                               Blue Shield of Louisiana; WHITNEY DIRECTOR SINCE
                               2003.

DIRECTORS WITH TERMS EXPIRING IN 2006

William A. Hines, 68           Chairman of the Board, Nassau Holding Corporation
                               (holding company of entities in the oil field
                               service industry) (since 1978); Director, Unifab
                               International, Inc.; WHITNEY DIRECTOR SINCE 1986.

Alfred S. Lippman, 66          Co-Manager, Lippman, Mahfouz, Tranchina &
                               Thorguson, LLC, Attorneys at Law (since 1991);
                               Sr. Partner, Lippman, Mahfouz & Martin, Attorneys
                               at Law (1983 to 2000); WHITNEY DIRECTOR SINCE
                               1996.

Carroll W. Suggs, 66           Former Chairman (2003 to 2004), former Vice
                               Chairman (2002 to 2003), National Ocean
                               Industries Association (trade association
                               representing a broad base of offshore/ocean
                               related industries); former Chairman, Chief
                               Executive Officer and President, Petroleum
                               Helicopters, Inc. (retired 2001); Director,
                               GlobalSantaFe Corporation; Director, Pogo
                               Producing Company; WHITNEY DIRECTOR SINCE 1996.

DIRECTORS WITH TERMS EXPIRING IN 2007

James M. Cain, 71              Former Vice Chairman, Entergy Corp. (utility
                               holding company); former Chairman of the Board,
                               Chief Executive Officer and President, Louisiana
                               Power and Light Company (electric utility);
                               former Director, Chief Executive Officer and
                               President, New Orleans Public Service, Inc.
                               (electric and gas utility), (retired 1993);
                               WHITNEY DIRECTOR SINCE 1987.

Richard B. Crowell, 66         Attorney, Crowell & Owens (since 1970); Director,
                               CLECO Corporation; WHITNEY DIRECTOR SINCE 1983.

Michael L. Lomax, 57           President and Chief Executive Officer, United
                               Negro College Fund (since 2004); Former
                               President, Dillard University (1997 to 2004);
                               WHITNEY DIRECTOR SINCE 2002.

Dean E. Taylor, 56             Chairman (since 2003), President (since 2001),
                               Chief Executive Officer (since 2002), former
                               Executive Vice President (2000 to 2001), former
                               Senior Vice President (1998 to 2000), Tidewater,
                               Inc. (marine offshore supply); WHITNEY DIRECTOR
                               SINCE 2002.

DIRECTORS WITH TERMS EXPIRING IN 2008

E. James Kock, Jr., 76         Former President: Bowie Lumber Associates,
                               Downmans Associates, Jeanerette Lumber & Shingle
                               Co., Ltd. and White Castle Lumber & Shingle Co.,
                               Ltd. (land and timber holdings, and investments),
                               (retired 1993); WHITNEY DIRECTOR SINCE 1965.

R. King Milling, 64            President of the Company and the Bank (since
                               1984); WHITNEY DIRECTOR SINCE 1978.

John G. Phillips, 82           Former Chairman of the Board and Chief Executive
                               Officer, The Louisiana Land and Exploration
                               Company (oil and gas exploration and production),
                               (retired 1985); Director, Energy Partners, Ltd.;
                               WHITNEY DIRECTOR SINCE 1972.

Thomas D. Westfeldt, 53        President, Westfeldt Brothers, Inc. (green coffee
                               importing firm) (since 1994); WHITNEY DIRECTOR
                               SINCE 2002.

DIRECTORS WITH TERMS EXPIRING IN 2009

Harry J. Blumenthal, Jr., 59   President, Blumenthal Print Works Inc. (textiles
                               manufacturing) (since 1987); WHITNEY DIRECTOR
                               SINCE 1993.

Joel B. Bullard, Jr., 54       President, Joe Bullard Automotive Companies
                               (since 1980); WHITNEY DIRECTOR SINCE 1994.

Angus R. Cooper II, 62         Chairman and Chief Executive Officer, Cooper/T.
                               Smith Corp. (shipping service company) (since
                               1979); WHITNEY DIRECTOR SINCE 1994.

                BENEFICIAL OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth beneficial ownership of the Company's outstanding stock as of March 4, 2005 including shares held in the 401(k) plan by the named executive officers.

                                          CURRENT      SHARES        STOCK UNITS
                                        BENEFICIAL     SUBJECT        HELD UNDER                   PERCENT
        DIRECTORS                        HOLDINGS    TO OPTIONS   DEFERRAL PLANS(1)   TOTAL (2)   OF CLASS
        ---------                       ----------   ----------   -----------------   ---------   --------
Harry J. Blumenthal, Jr. (3)               23,887       19,500              --          43,387         *
Joel B. Bullard, Jr. (4)                   17,370       18,000           9,386          35,370         *
James M. Cain                               3,733       19,500          11,222          23,233         *
Angus R. Cooper II                        244,601       19,500              --         264,101         *
Richard B. Crowell (5)                    238,463        3,000              --         241,463         *
William A. Hines                          116,925       15,000              --         131,925         *
John J. Kelly (6)                           2,419       19,500           5,298          21,919         *
E. James Kock, Jr. (7)                     81,575        9,000           4,808          90,575         *
Alfred S. Lippman (8)                      93,876       18,000             506         111,876         *
Michael L. Lomax                               61        9,000             929           9,061         *
William L. Marks (9)                      315,049      196,261              --         511,310      1.20%
R. King Milling (10)                      165,464       43,448              --         208,912         *
Eric J. Nickelsen                           6,750       10,500           7,463          17,250         *
John G. Phillips                           10,075       16,500              --          26,575         *
Carroll W. Suggs                            4,050       18,000              --          22,050         *
Kathryn M. Sullivan                           519        3,000              --           3,519         *
Dean E. Taylor (11)                         1,028        8,500           2,124           9,528         *
Thomas D. Westfeldt                         5,325        9,000              --          14,325         *

EXECUTIVE OFFICERS
Robert C. Baird, Jr. (12)                  60,962       98,248              --         159,210         *
Thomas L. Callicutt, Jr. (13)              19,623       53,999              --          73,622         *
John C. Hope III (14)                      82,480      107,247              --         189,727         *

All 26 directors and executive
   officers of the Company as a group                                                2,668,790      6.28%

*    Less than 1% of the outstanding common stock.

(1) Shares and stock units held in the Company's deferral plans are not included in the "Total" column.

(2) Ownership shown includes direct and indirect ownership and, unless otherwise noted and subject to community property laws where applicable, each shareholder has sole investment and voting power with respect to reported holdings. The Bank serves as trustee of the Whitney National Bank Retirement Trust, which held 89, 450 shares as of March 4, 2005. An executive officer of the Company serves with other Bank employees on a committee which makes voting and investment decisions with respect to these shares. Shares held by the trust have been included only in the calculation of the beneficial ownership of all executive officers and directors as a group.

(3) Mr. Blumenthal's share total includes shared voting and investment power with respect to 11,137 shares owned by a member of Mr. Blumenthal's family, for which he disclaims beneficial ownership.

(4) Mr. Bullard's share total includes 3,375 shares in a profit sharing trust and 7,860 shares in family trusts, for which he disclaims beneficial ownership.

(5) Mr. Crowell's share total includes 5,000 shares in Mr. Crowell's family trusts, over which Mr. Crowell has voting rights, but for which he disclaims beneficial ownership and 1,000 shares in family trusts of which Mr. Crowell's wife is the trustee, but for which he disclaims beneficial ownership.

(6) Mr. Kelly is a director with a term expiring at the 2005 annual meeting and will be retiring from the Board of Directors effective as of the annual meeting pursuant to the Company's bylaws.

(7) Mr. Kock's share total includes 12,660 shares over which Mr. Kock holds a usufruct, 9,803 shares owned by several trusts for the benefit of his children, for which he serves as trustee and for which he disclaims beneficial ownership and 3,525 shares owned by members of Mr. Kock's family, for which he disclaims beneficial ownership.

(8) Mr. Lippman's share total includes 56,419 shares held for the benefit of Mr. Lippman in the Lippman, Mahfouz & Martin 401(k) Savings & Retirement Plan.

(9) Mr. Marks' share total includes 75,000 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Program and 8,612 shares of stock held for the benefit of Mr. Marks in the 401(k) plan.

(10) Mr. Milling's share total includes 20,550 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 6,902 shares of stock held for the benefit of Mr. Milling in the 401(k) plan.

(11) Mr. Taylor's share total includes 978 shares of stock held for the benefit of Mr. Taylor's children in an account which he controls and over which he has voting power.

(12) Mr. Baird's share total includes 16,150 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 5,340 shares of stock held for the benefit of Mr. Baird in the 401(k) plan.

(13) Mr. Callicutt's share total includes 11,750 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans.

(14) Mr. Hope's share total includes 16,150 shares of restricted stock granted pursuant to the Company's Long-Term Incentive Plans and 6,362 shares of stock held for the benefit of Mr. Hope in the 401(k) plan. His share total also includes 2,000 shares of stock owned by Mr. Hope's children and his wife's 20% ownership in a trust that owns 150 shares, for which he disclaims beneficial ownership.

                      BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

     The Company's Board held 12 meetings in 2004. The Board currently consists of 18 directors. In January 2005, the Board set the size of the Board at 17 directors, including two employee directors, to be effective following the 2005 annual shareholder meeting. The Board has determined that all 16 nonemployee directors (including Mr. Kelly, whose is retiring effective as of the annual meeting) are independent under applicable rules of The Nasdaq National Market. The Board can combine or separate the roles of the Chairman of the Board and the Chief Executive Officer as it deems to be in the best interest of the Company. Mr. Marks is Chairman of the Board and Chief Executive Officer. During 2004, the Board continued its longstanding practice of convening in executive sessions by having five such sessions at the end of Board meetings. Messrs. Marks and Milling, who are the two employee directors, and all other employees excused themselves from the executive sessions. The Chairperson of the Company's Compensation and Human Resources Committee presides at all executive sessions.

     In addition to the Board meetings, the directors provide significant corporate governance oversight through the Company's Executive Committee. The Executive Committee currently consists of 12 directors and thus comprises two-thirds of the Board. During 2004, the Executive Committee met 24 times. Among its other duties, the Executive Committee receives quarterly briefings from management on operational, legal, compliance, corporate governance and community reinvestment act matters.

     All directors other than Messrs. Blumenthal and Kock attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which they served. Mr. Blumenthal serves on the Executive Committee and for part of 2004 served on the Audit Committee as well. Mr. Blumenthal attended 28 of the 41 Board, Executive and Audit Committee meetings, or 68% of the total scheduled meetings during his service on the Board and the Executive and Audit Committees. Mr. Blumenthal resigned from the Audit Committee in August 2004 because extensive travel related to his company's business prevented him from attending some of the Company's meetings. Mr. Kock serves on the Executive Committee and the Nominating and Corporate Governance Committee. Since his election to the Board in 1965 until 2004, Mr. Kock attended at least 75% of the meetings of the Board and the committees on which he served. However, during 2004, Mr. Kock's health limited his attendance to 22 of the 35 Board, Executive and Nominating and Corporate Governance Committee meetings, or 63% of the total scheduled meetings. The Company expects its directors to attend each annual meeting. In 2004, all of the directors, except Dr. Lomax, attended the Company's annual meeting.

     The Board and each committee have the authority to consult with and retain independent legal, financial or other outside advisors, as each deems necessary and appropriate, without seeking approval of management.

     The members of the Board of Directors and the standing committees on which each serves are identified below.

                                                   COMPENSATION AND      NOMINATING AND
            NAME               EXECUTIVE   AUDIT    HUMAN RESOURCES   CORPORATE GOVERNANCE
            ----               ---------   -----   ----------------   --------------------
Harry J. Blumenthal,  Jr.(1)       X
Joel B. Bullard, Jr.                                                           X@
James M. Cain                                X                                 X*
Angus R. Cooper II (2)             X                      X                    X
Richard B. Crowell                           X*
William A. Hines                   X
John J. Kelly (3)                  X                      X
E. James Kock, Jr.                 X                                           X
Alfred S. Lippman (4)              X
Michael L. Lomax (5)                                      X
William L. Marks +                 X*
R. King Milling                    X
Eric J. Nickelsen (2)              X         X@                                X
John G. Phillips                                          X*
Carroll W. Suggs                   X                      X
Kathryn M. Sullivan                          X
Dean E. Taylor                     X                      X
Thomas D. Westfeldt (2)            X                                           X

+    Chairman of the Board

*    Committee Chairman

@    Committee Vice Chairman

     (1)  Mr. Blumenthal resigned from the Audit Committee in August 2004.

     (2) Elected to the Nominating and Corporate Governance Committee in February 2005.

     (3) Mr. Kelly is a director with a term expiring at the 2005 annual meeting and will be retiring from the Board of Directors effective as of the annual meeting pursuant to the Company's bylaws.

     (4)  Mr. Lippman resigned from the Audit Committee in April 2004.

     (5) Dr. Lomax resigned from the Executive Committee in June 2004 and was elected to the Compensation and Human Resources Committee in February 2005.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Company has a standing Nominating and Corporate Governance Committee. During 2004, the Committee was comprised of Messrs. Bullard, Cain and Kock, all of whom are independent, as independence is defined for nominating committee members in the listing standards of The Nasdaq National Market. In its January 2005 meeting, the Board acted on the Committee's recommendation and voted to add Messrs. Cooper, Nickelsen and Westfeldt to the Committee. The Nominating and Corporate Governance Committee held one meeting in 2004. Its functions include
(i) identifying individuals qualified to become Board members, (ii) recommending individuals to be nominated by the Board for election as directors of the Company and (iii) nominating candidates for election to the Board in the event of a vacancy between shareholder meetings. A current copy of the Committee's charter is available to shareholders on the Corporate Governance page on our website at www.whitneybank.com.

     Shareholder Recommendations of Director Candidates

     Eligible shareholders wishing to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a director of the Company shall submit in writing a timely notice including the candidate's name and address, along with adequate information as to the candidate's qualifications, to the Corporate Secretary at the following address:

               Mr. Joseph S. Schwertz, Jr.
               Corporate Secretary
               Whitney Holding Corporation
               228 St. Charles Avenue,
               Suite 626 New Orleans, LA 70130

     To be considered timely for next year's annual meeting, the shareholder's notice must be delivered to, or mailed and received at, the above address by a date not later than November 23, 2005.

     Director Qualifications, Qualities and Skills

     The Nominating and Corporate Governance Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills. The Committee believes each director nominee should at a minimum:

     (1) Be of the highest character and integrity, with an inquiring mind, vision, a willingness to ask hard questions and the ability to work well with others;

     (2) Be free of any conflict of interest that would violate any applicable laws or regulations or interfere with the proper performance of the responsibilities of a director;

     (3) Be willing and able to devote sufficient time to the affairs of the Company and be diligent in fulfilling the responsibilities of a director and Board committee member, as applicable (including developing and maintaining sufficient knowledge of the Company and its industry; reviewing and analyzing reports and other information important to Board and committee responsibilities; preparing for, attending and participating in Board and committee meetings; and satisfying appropriate orientation and continuing education guidelines);

     (4) Have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

     (5) If also serving on the board of the Bank, directly own at least $1,000 of Company stock.

     For a detailed description of the qualifications required of candidates for director, as well as any specific qualities or skills the Committee believes one or more directors should possess, see the Nominating and Corporate Governance Committee Charter on the Corporate Governance page on our website at www.whitneybank.com.

     Identification and Evaluation of Directors

     The Nominating and Corporate Governance Committee is charged with identifying individuals qualified to become Board members and recommending individuals to be nominated by the Board for election. The Committee's criteria for identifying, reviewing and selecting potential director nominees for election to the Board is set forth in the Nominating and Corporate Governance Committee Charter. To identify a candidate to fill a vacancy on the Board, the Nominating and Corporate Governance Committee seeks recommendations from the Company's directors. The Board believes that the Company's directors are in the best position to identify individuals with the necessary qualifications, qualities and skills to serve the Company and its shareholders. To evaluate a director candidate, whether recommended by the Nominating and Corporate Governance Committee, a Board member or a shareholder, the Committee will consider and assess the skills and background of the individual and any other issues and factors that the Committee deems appropriate, applying the criteria set forth in the Nominating and Corporate Governance Committee Charter.

AUDIT COMMITTEE

     The Company has a standing Audit Committee comprised of Messrs. Cain, Crowell, Nickelsen and Ms. Sullivan. The Board has determined that Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan meet the independence criteria under listing qualifications of The Nasdaq National Market for service on the Audit Committee. In addition, the Board has determined that Messrs. Cain, Crowell and Nickelsen and Ms. Sullivan have the attributes of an "audit committee financial expert" as defined in applicable SEC regulations.

     The Audit Committee is governed by a written charter approved by the Board. A copy of this charter, as revised in 2005, is available on the Corporate Governance page on our website at www.whitneybank.com. Information regarding the functions of the Audit Committee and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included below.

COMPENSATION OF DIRECTORS

     All Company directors are also directors of the Bank. During 2004 the Bank paid its nonemployee directors annual retainer fees of $12,000 plus $1,000 meeting fees for each day on which the directors attended meetings. The Company does not pay nonemployee directors additional fees for attendance at meetings of the Company's Board and committees that meet on the same days as their Bank counterparts. Messrs. Bullard and Cooper, who live in Mobile, Alabama, and Mr. Nickelsen, who lives in Pensacola, Florida, also serve as the Board's representatives on advisory boards located in those cities. Their participation permits them to give guidance to, and assess the performance of, Whitney's regional management in these markets. They receive per diem compensation and, in Florida, an annual retainer for this participation, which vary depending on the market, but which are less than the per diem and annual retainer amounts they receive for attending the Company's Board and committee meetings. In 2004, Messrs. Bullard, Cooper and Nickelsen received aggregate amounts of $4,500, $1,500 and $3,650, respectively for their service on advisory boards.

     In 2001, our shareholders approved the amended and restated Directors' Compensation Plan. For each nonemployee director, this plan (a) awards 450 shares of common stock annually, (b) granted 1,500 nonqualified stock options in 2001 and grants 3,000 annually thereafter and (c) allows directors to defer all or part of their annual stock awards and fees. We have adjusted these totals to reflect the 3-for-2 stock split effective April 9, 2002. Any deferred amounts are credited to a bookkeeping account we maintain for each director. Directors can allocate deferred amounts among an equity fund, S&P 500 Index Fund, a fixed income fund, a money market fund and credits representing shares of the Company's common stock. Earnings and losses based on the performance of the selected investments are periodically credited to each director's account; however, we are not required to actually acquire any asset based on the directors' allocations. We established a rabbi trust and, as long as this plan continues, we intend to contribute to this trust to fund our obligations under the plan. We distribute plan benefits as designated by each director, which is usually after the director is no longer on the Board. Benefits are equal to the amount credited to a director's account at the time of distribution.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the Board of Directors in monitoring the Company's accounting and financial reporting processes and has a key role in the oversight and supervision of PricewaterhouseCoopers LLP, the Company's Independent Registered Public Accounting Firm. The Audit Committee's role includes sole authority to (1) appoint or replace the Company's Independent Registered Public Accounting Firm; (2) pre-approve all audit or permissible nonaudit services that the Company's Independent Registered Public Accounting Firm performs on behalf of the Company and (3) approve compensation related to all auditing services and any permissible nonaudit services performed by PricewaterhouseCoopers LLP. The Audit Committee monitored management's evaluation of the effectiveness of internal control over financial reporting and retained and monitored the Independent Registered Public Accounting Firm that assessed management's evaluation. The Audit Committee also oversees the Company's procedures for the receipt, retention, and treatment of complaints the Company receives regarding accounting, internal accounting controls or auditing matters and reviews all related party transactions for potential conflicts of interest. For greater detail regarding the functions and responsibilities of the Audit Committee, please refer to the Audit Committee Charter, which is available on the Corporate Governance page on our website at www.whitneybank.com. The Committee is in compliance with the Audit Committee Charter, which was approved by the Committee and the Board of Directors in January 2005.

     During 2004, the following Directors served on the Audit Committee: Harry
J. Blumenthal, James M. Cain, Richard B. Crowell, Alfred S. Lippman, Eric J. Nickelsen, and Kathryn M. Sullivan, all of whom met the applicable independence requirements as defined in SEC rules and NASDAQ listing standards in effect during the periods in which they served. Mr. Lippman and Mr. Blumenthal resigned from the Committee on April 27, 2004 and August 24, 2004, respectively. The Board considers Mr. Cain, Mr. Crowell, Mr. Nickelsen, and Ms. Sullivan to be financial experts. The Committee held eleven meetings during calendar year 2004.

     Management has the primary responsibility for the financial statements and reporting processes including the systems of internal control. In fulfilling its oversight responsibilities for 2004, the Committee reviewed and discussed with management the audited financial statements as of and for the year ended December 31, 2004. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (GAAP).

     The Committee reviewed the audited financial statements with the Independent Registered Public Accounting Firm, who is responsible for expressing an opinion on the conformity of those statements with GAAP and discussed with the Independent Registered Public Accounting Firm their judgment as to the quality, not just the acceptability, of the Company's accounting principles and the matters required to be communicated by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Committee has also received the written disclosures and letter required by the Independence Standards Board Standard No. 1 and has discussed with the Independent Registered Public Accounting Firm their independence and considered the compatibility of nonaudit services with their independence.

     The Committee discussed with the Company's Internal Auditors and the Independent Registered Public Accounting Firm the overall scope and plans for their respective audits. The Committee met with the Internal Auditors and the Independent Registered Public Accounting Firm to discuss the results of audits, evaluations of the Company's systems of internal control and the overall quality of the Company's financial reporting. The Committee also met on a regular basis with Credit Administration, Credit Review, Financial, Legal, and Operations & Technology management. Both the Internal Auditors and the Independent Registered Public Accounting Firm have unrestricted access to the Audit Committee. The members of the Committee met by themselves in several executive sessions during 2004 and also had executive sessions with the Independent Registered Public Accounting Firm and the Internal Auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee has selected PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm for 2005 and has recommended the ratification of their selection to both the Board of Directors and the shareholders.

                                       Audit Committee of the Board of Directors

                                       Richard B. Crowell, Chairman
                                       Eric J. Nickelsen, Vice Chairman
                                       James M. Cain
                                       Kathryn M. Sullivan

                          EXECUTIVE COMPENSATION REPORT

     The Compensation and Human Resources Committee consists of six nonemployee directors of the Company, all of whom are independent, as defined in the listing standards of The Nasdaq National Market. The Committee meets regularly to discuss and make decisions on matters involving executive compensation and the Company's qualified and nonqualified employee benefit plans. The Committee met six times in 2004.

     In 2004, the Committee name was changed from the Compensation Committee to the Compensation and Human Resources Committee to more accurately reflect committee responsibilities in areas other than compensation. Additionally, in May 2004, the Board adopted a Charter, which details the purpose of the Committee, the composition of the Committee and committee duties and responsibilities. The charter appears on the Corporate Governance page of our website at www.whitneybank.com.

     The Committee is committed to ensuring the Company's total compensation package for the Chief Executive Officer, the other named executive officers and other key senior officers will serve to:

     - Attract, retain and motivate outstanding executive management who add value to the organization based on individual and team contributions;

     - Provide a highly competitive base salary structure in all markets where we operate;

     - Clearly link annual variable pay opportunities to attainment of pre-defined performance measures that yield superior results; and

     - Facilitate employee ownership through equity components of performance-based long-term incentive stock plans that enhance shareholder value.

     In recent years, due to industry consolidation, the Peer Bank Group used for comparative analysis has continued to shrink. Recognizing this, the Committee engaged a national executive compensation consulting firm to assist them in developing an expanded Peer Bank Group that could be utilized for performance and compensation comparisons in the future. Beginning in 2005, the new Peer Bank Group, comprised of nineteen banks plus Whitney, will be utilized by the Committee to measure Company performance and compare compensation practices.

     BASE COMPENSATION. To ensure the competitiveness of the Company's total compensation package, the Committee reviews salary survey information developed by the Bank's Human Resources Department regarding the compensation practices of a Peer Bank Group. Additionally, the Committee reviews financial industry salary survey information developed by a national consulting firm and information developed by outside executive compensation consultants. The goal of the Committee is to set executive officer base salaries slightly above the median for similar positions within the banking industry. Each July, after considering an assessment of each individual officer's performance, market salary survey data and the Chief Executive Officer's recommendations, the Committee sets the annual salary of all executive officers.

     ANNUAL BONUS. Executive officers participate in the Company's Executive Compensation Plan approved by the Board of Directors and administered by the Compensation and Human Resources Committee. The plan provides participants the opportunity to earn an annual cash bonus if designated performance goals are achieved. The Company must achieve minimum threshold goals before any bonuses are earned. The performance measurements used in 2004 were return on average assets and return on average equity. Under the plan the Chief Executive Officer can earn a maximum bonus equal to 75% of base salary while other executive officers can earn a maximum bonus equal to 60% of base salary. The Chief Executive Officer's bonus is based 100% on Company performance. The Committee sets the bonus amounts earned by all other executive officers after consideration of both Company and individual performance. The Summary Compensation Table lists the bonus amounts earned by each named executive officer under the plan for performance in 2004 as approved by the Committee.

     In 2005, the Executive Compensation Plan was redesigned to provide the Chief Executive Officer an opportunity to earn a maximum bonus equal to 100% of base salary and to allow each other Executive Officer the opportunity to earn a maximum bonus equal to 75% of base salary. This change was implemented by the Committee to place a larger percentage of total compensation at risk by increasing variable pay or bonus opportunity.

     LONG-TERM INCENTIVES. In 2004, after reviewing the financial performance of the Company and other key factors, the Committee granted to the Chief Executive Officer, the other named executive officers and other key employees long-term incentive awards under the provisions of the shareholder-approved 2004 Long-Term Incentive Plan. These awards are designed to link the financial interests of its executives to the future financial performance of the Company. Long-term incentive awards the Committee granted include performance-based restricted stock, and incentive and nonqualified stock options. Restricted stock awards vest three years from the date of grant. Stock options are exercisable six months and one day from the grant date and expire ten years from the grant date.

     The Committee sets each restricted stock award at a target amount, which is subject to increase or decrease, to between 0% and 200% of the target amount, based upon the Company's return on average assets and return on average equity compared to the Peer Bank Group during a three-year performance cycle. The awards are also subject to a three-year service-related vesting schedule.

     The Committee has engaged a national consulting firm to evaluate the Company's historical long-term incentive practices and to provide recommendations on how best to structure equity awards to executive officers and employees in the future.

     EXECUTIVE RETIREMENT PLANS. Executive officers of the Company participate in a noncontributory supplemental executive retirement plan and also may elect to defer receipt of cash compensation through the Company's Deferred Compensation Plan. The Committee believes these nonqualified plans are necessary to ensure the Company's executive compensation package provides sufficient opportunity to accumulate necessary funds for retirement.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD. Based upon the executive compensation practices described in this report, the Committee approved an increase in the annual base salary of William L. Marks, Chief Executive Officer and Chairman of the Board of the Company and the Bank, to $900,000 effective July 1, 2004. This represents an increase of $25,000 over his previous annual salary of $875,000. In granting the base salary increase, the Committee considered a number of factors including total shareholder return, credit quality, net interest margin, sustained growth via expansion into new markets and the Bank's internal environment, which emphasizes compliance and ethics. With respect to fiscal year 2004, the Committee awarded Mr. Marks a performance bonus under the Executive Compensation Plan in the amount of $497,000. The bonus was based solely on the attainment of Company performance goals compared to the Peer Bank Group utilizing return on average assets and return on average equity as the performance measures.

     Mr. Marks also received a target award of 30,000 shares of performance-based restricted stock. The amount of the award will be finally determined (between 0% and 200% of the target amount) at the conclusion of a three-year performance cycle ending December 31, 2006, based upon the Company's return on average assets and return on average equity when compared to the Peer Bank Group. The award will vest on June 14, 2007. Mr. Marks also received an aggregate grant of 55,000 incentive and nonqualified stock options, which became exercisable six months and one day after the date of grant. The exercise price of these options is $43.29 per share, which was the fair market value of the Company's common stock as of the grant date.

     DEDUCTION FOR COMPENSATION. Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to the Chief Executive Officer or to any of the four other most highly compensated executive officers generally cannot be deducted. Certain performance-based compensation is exempt from the calculation of the $1 million limit. The Committee intends that grants and awards under the 1997 and 2004 Long-Term Incentive Plans constitute performance-based compensation within the meaning of the Internal Revenue Code. The Committee has retained the discretion to pay compensation in excess of the limit and to make grants and awards that are not performance-based within the meaning of Section 162(m) of the Internal Revenue Code, including annual bonuses paid under the Executive Compensation Plan.

                                      Compensation and Human Resources Committee of the Board of Directors

                                      John G. Phillips, Chairman
                                      Angus R. Cooper II
                                      John J. Kelly
                                      Michael L. Lomax
                                      Carroll W. Suggs
                                      Dean E. Taylor

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table discloses the compensation earned for each of the three preceding years ended December 31, 2004 by the Chief Executive Officer and the four other most highly paid executive officers during 2004, who we refer to as the "named executive officers."

                                                                       LONG-TERM INCENTIVE
                                                                         COMPENSATION (2)
                                                               -----------------------------------
                                    ANNUAL COMPENSATION (1)                       NUMBER OF SHARES
                                  --------------------------   RESTRICTED STOCK      UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(3)      AWARDS (4)         OPTIONS(5)      COMPENSATION
  ---------------------------     ----   --------   --------   ----------------   ----------------   ------------
William L. Marks                  2004   $887,500   $497,000     $1,302,000(6)         55,000         $13,005(9)
Chairman & Chief Executive        2003   $867,500   $485,800     $  843,750(7)         50,000         $11,668
Officer of the Company and the    2002   $835,000   $467,000     $  677,400(8)         40,000         $11,398
Bank

R. King Milling                   2004   $550,000   $247,500     $  303,800(6)         14,000         $14,029(10)
President of the Company and      2003   $530,000   $238,500     $  236,250(7)         14,000         $12,135
the Bank                          2002   $510,000   $229,500     $  221,849(8)         14,000         $11,865

Robert C. Baird, Jr.              2004   $350,000   $157,500     $  238,700(6)         14,000         $11,394(11)
Executive Vice President of the   2003   $330,500   $148,725     $  185,625(7)         14,000         $10,599
Company and the Bank              2002   $312,000   $140,400     $  174,431(8)         14,000         $10,380

John C. Hope III                  2004   $350,000   $157,500     $  238,700(6)         14,000         $11,593(12)
Executive Vice President of the   2003   $330,500   $148,725     $  185,625(7)         14,000         $10,715
Company and the Bank              2002   $312,000   $140,400     $  174,431(8)         14,000         $10,444

Thomas L. Callicutt, Jr.          2004   $282,500   $127,125     $  173,600(6)         11,250         $11,680(13)
Executive Vice President &        2003   $262,500   $118,125     $  135,000(7)         11,250         $10,521
Chief Financial Officer of the    2002   $242,500   $109,125     $  127,013(8)         11,250         $10,141
Company and the Bank

1. The Company has historically provided certain perquisites to executive officers of the Company that are not generally available to other officers. These perquisites include (i) monthly home security service, (ii) membership dues for country, private and social clubs, including lunch clubs, (iii) reserved parking spaces, and (iv) beginning in 2005, access to personal financial planning services. In addition to the above, the Company also provides Messrs. Marks and Milling the use of leased automobiles. The aggregate amount of such compensation for each named executive officer for each of 2002, 2003 and 2004 did not exceed $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

2. All awards are made under the Company's 1997 and 2004 Long-Term Incentive Plans, approved by shareholders.

3. All amounts in this column were earned under the Executive Compensation Plan, which provides for annual cash awards. Awards to the Chief Executive Officer are based upon the performance of the Company; awards to the other named executive officers are based upon individual performance and the performance of the Company.

4. This column represents the value of targeted restricted stock awards to the named executive officers. The dollar values were calculated using the closing market price of the Company's common stock on the date of the award. The aggregate number of restricted stock shares and the aggregate value of all restricted stock holdings using the closing market price of the Company's common stock as of December 31, 2004 was as follows: Mr. Marks, 75,000 shares valued at $3,374,250.00; Mr. Milling, 20,550 shares valued at $924,544.50; Mr. Baird, 16,150 shares valued at $726,588.50; Mr.
     Hope, 16,150 shares valued at $726,588.50; Mr. Callicutt, 11,750 shares valued at $528,632.50.

5. This column reflects the number of shares of common stock underlying options granted to the named executive officers under the Company's Long-Term Incentive Plans.

6. The restricted stock value is based on a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 30,000 shares; Mr. Milling, 7,000 shares; Mr. Baird, 5,500 shares; Mr. Hope, 5,500 shares; Mr. Callicutt, 4,000 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated Peer Bank Group over a three-year performance cycle beginning January 1, 2004 and ending December 31, 2006. The restricted stock vests on June 14, 2007. The grant date of the target award was June 15, 2004. The target award is valued at $43.40 per share, the closing market price of the Company's common stock on the grant date.

7. The restricted stock value is based upon a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 25,000 shares; Mr. Milling, 7,000 shares; Mr. Baird, 5,500 shares; Mr. Hope, 5,500 shares; and Mr. Callicutt, 4,000 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated Peer Bank Group over a three-year performance cycle beginning January 1, 2003, and ending December 31, 2005. The restricted stock vests on June 9, 2006. The grant date of the target award was June 10, 2003. The target award is valued at $33.75 per share, the closing market price of the Company's common stock on the grant date.

8. The restricted stock value is based upon a target award. Target awards of performance-based restricted stock granted to the named executive officers were: Mr. Marks, 20,000 shares; Mr. Milling, 6,550 shares; Mr. Baird, 5,150 shares; Mr. Hope, 5,150 shares; and Mr. Callicutt, 3,750 shares. The final award will be adjusted (between 0% and 200%) based upon the Company's attainment of performance goals that relate to return on average assets and return on average equity when compared to a designated Peer Bank Group over a three-year performance cycle beginning January 1, 2002, and ending December 31, 2004. The restricted stock vests on June 10, 2005. The grant date of the target award was June 11, 2002. The target award is valued at $33.87 per share, the closing market price of the Company's common stock on the grant date.

9. This amount represents $3,455 in imputed income for group term life insurance, premiums of $1,350 for long-term disability insurance and $8,200 in matching contributions to the 401(k) plan.

10. This amount represents $4,479 in imputed income for group term life insurance, premiums of $1,350 for long-term disability insurance and $8,200 in matching contributions to the 401(k) plan.

11. This amount represents $1,844 in imputed income for group term life insurance, premiums of $1,350 for long-term disability insurance and $8,200 in matching contributions to the 401(k) plan.

12. This amount represents $2,043 in imputed income for group term life insurance, premiums of $1,350 for long-term disability insurance and $8,200 in matching contributions to the 401(k) plan.

13. This amount represents $2,130 in imputed income for group term life insurance, premiums of $1,350 for long-term disability insurance and $8,200 in matching contributions to the 401(k) plan.

                               OPTION GRANTS TABLE

     The following table provides information about options granted under the Company's 2004 Long-Term Incentive Plan in 2004 to each of the named executive officers. The options were granted in the form of incentive stock options and nonqualified options. The exercise price of the options is the fair market value of our common stock on the date of grant, June 15, 2004. All options were first exercisable six months and one day after the date of grant, or December 16, 2004, and remain exercisable until the expiration date.

                              OPTION GRANTS IN 2004

                                             INDIVIDUAL GRANTS (1)
                           -------------------------------------------------    POTENTIAL REALIZABLE VALUE
                            NUMBER OF    % OF TOTAL    EXERCISE                 AT ASSUMED ANNUAL RATES OF
                           SECURITIES      OPTIONS     OR BASE                 STOCK PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO     PRICE                         OPTION TERM (2)
                             OPTIONS    EMPLOYEES IN     (PER     EXPIRATION   ----------------------------
          NAME               GRANTED        2004        SHARE)       DATE             5%          10%
          ----             ----------   ------------   --------   ----------      ----------   ----------
William L. Marks             55,000        12.42%       $43.29      6/14/14       $1,497,367   $3,794,621
R. King Milling              14,000         3.16%       $43.29      6/14/14          381,148      965,904
Robert C. Baird, Jr.         14,000         3.16%       $43.29      6/14/14          381,148      965,904
John C. Hope III             14,000         3.16%       $43.29      6/14/14          381,148      965,904
Thomas L. Callicutt, Jr.     11,250         2.54%       $43.29      6/14/14          306,280      776,172

1. The exercise price of the options is the fair market value of our common stock on the date of grant, June 15, 2004. The exercise price can be paid in the form of cash or by delivery to the Company of previously acquired shares of our common stock. Tax withholding obligations can be satisfied by the delivery of cash, withholding from other amounts payable by the Company or by the reduction of shares of common stock otherwise issuable on the exercise of an option.

2. The dollar amounts reported in the "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" columns represent hypothetical amounts that may be realized on exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of our common stock over the term of the options. The 5% and 10% assumed annual rate of stock price appreciation are required by the rules of the SEC and do not reflect the Company's estimate or projection of future stock price growth.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

     The following table provides information about options exercised in 2004 by each of the named executive officers and the value of each named executive officer's outstanding options as of December 31, 2004.

              OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE (1)

                                                          NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-
                              SHARES                           UNEXERCISED OPTIONS AT             MONEY OPTIONS AT
                             ACQUIRED                            DECEMBER 31, 2004               DECEMBER 31, 2004
          NAME             ON EXERCISE   VALUE REALIZED          (ALL EXERCISABLE)               (ALL EXERCISABLE)
------------------------   -----------   --------------   -------------------------------   ----------------------------
William L. Marks             109,250       $1,647,996                 267,221                        $3,128,667
R. King Milling               56,800          780,758                  43,448                           521,337
Robert C. Baird, Jr.           8,999          222,865                  98,248                         1,240,571
John C. Hope III                  --               --                 107,247                         1,465,456
Thomas L. Callicutt, Jr.          --               --                  53,999                           647,749

1. Share amounts in this table have been adjusted for the three-for-two stock split effective April 9, 2002.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative five-year shareholder return of the Company's common stock, assuming an investment of $100 on December 31, 1999 and the reinvestment of dividends thereafter, to that of the U.S. common stocks reported in the Nasdaq Total Return Index and the bank stocks of the KBW 50 Total Return Index. The KBW 50 Total Return Index is a proprietary bank stock index of Keefe, Bruyette & Woods, Inc.; it tracks the returns of 50 large banking companies throughout the United States.

                              (PERFORMANCE GRAPH)

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

        Whitney Holding                   NASDAQ Total
          Corporation      KBW 50 Total   Return Index
          Common Stock     Return Index  (U.S. Companies)
1999         100.000         100.000         100.000
2000         102.000         120.060          60.300
2001         127.900         115.119          47.800
2002         150.700         107.008          33.100
2003         192.000         143.425          49.400
2004         217.500         157.837          53.800


                 RETIREMENT PLANS; CHANGE IN CONTROL AGREEMENTS

     The Bank maintains four benefit plans in which the named executive officers participate: a 401(k) plan, a retirement plan, a deferred compensation plan, and a supplemental executive retirement plan. The 401(k) plan, called the Savings Plus Plan, provides for voluntary, pre-tax salary deferrals. Matching contributions made to the plan for the benefit of the named executive officers are included in the Summary Compensation Table. The deferred compensation plan permits additional voluntary pre-tax deferrals by the named executive officers and provides for the periodic crediting of earnings, gains or losses on deferred amounts. The retirement plan and related supplemental executive retirement plan are described below.

     RETIREMENT PLAN. The following table illustrates the aggregate estimated annual retirement benefits payable from both the qualified Whitney National Bank Retirement Plan and the nonqualified Retirement Restoration Plan.

                             PENSION PLAN TABLE (1)

HIGHEST SUCCESSIVE               CREDITED YEARS OF SERVICE (2)
FIVE-YEAR AVERAGE    ----------------------------------------------------
 REMUNERATION (3)       10         15         20         25         30
------------------   --------   --------   --------   --------   --------
    $  200,000       $ 36,000   $ 54,900   $ 73,200   $ 91,500   $109,800
       300,000         54,900     82,300    109,800    137,250    164,700
       400,000         73,200    109,800    146,400    183,000    219,600
       500,000         91,500    137,250    183,000    228,750    274,600
       600,000        109,800    164,700    219,600    274,500    329,400
       700,000        128,100    192,150    256,200    330,250    384,300
       800,000        146,400    219,600    292,800    366,000    439,200
     1,000,000        183,080    274,500    366,000    375,000    549,000
     1,200,000        219,600    329,400    439,200    549,000    658,800

1. The table reflects benefits calculated under a straight life annuity payment option and does not include required deductions for Social Security benefits. Retirement benefits are payable at age 65 in the form of a straight life annuity or a joint and survivor annuity if the participant is married. The nonqualified Retirement Restoration Plan is designed to generate a supplemental monthly retirement benefit in addition to the monthly retirement benefit payable from the Bank's qualified Retirement Plan. The supplemental benefit is calculated by applying the same pension formula contained in the qualified Retirement Plan excluding statutory provisions that limit the amount of annual compensation that can be considered and/or limit the dollar value of the annual payable benefit. The supplemental retirement benefit produced by the nonqualified Retirement Restoration Plan is the difference between this benefit calculation and the amount payable from the qualified Retirement Plan.

2. As of December 31, 2004, Messrs. Marks, Milling, Baird, Hope and Callicutt had, respectively, 14, 20, 9, 10 and 6 years of service.

3. Eligible compensation used in calculating retirement benefits under the Plan includes annual base earnings and cash bonuses received from participation in the annual Executive Compensation Plan. Eligible compensation during the five consecutive year period of highest earnings during the ten years preceding retirement are utilized to calculate benefits under the Retirement Plan formula. Not more than $210,000 in 2005, or $205,000 in 2004, can be taken into account as compensation under the tax qualified retirement plan, pursuant to Internal Revenue Code Section 401(a)(17). Compensation used to determine the benefits summarized above includes amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table. The value of grants and awards under the Company's 1997 and 2004 Long-Term Incentive Plans are excluded.

     CHANGE IN CONTROL AGREEMENTS. The Company and the Bank have entered into change in control agreements with Messrs. Marks, Milling, Baird, Hope and Callicutt. In the event of a change of control, as described below, these agreements provide for payment of a severance benefit equal to 300% of annual salary, as determined under the agreements. The agreements also provide for immediate vesting of and lapse of restrictions on outstanding grants and awards under the Company's 1997 and 2004 Long-Term Incentive Plans, the payment of an amount equal to certain additional accruals under the retirement plans, and the continuation of coverage under the Company's group health plans for a period of three years. The Company or the Bank will pay or reimburse any golden parachute excise tax payable with respect to such payments.

     As described under the agreements, the annual salary generally means the average of all compensation paid to the executive for the highest three of the five calendar years immediately preceding the calendar year in which a change in control occurs.

     Payments are triggered by termination of employment for any reason, other than cause, or the voluntary resignation of the executive following a change in duties, each in connection with a change in control of the Company or the Bank. For this purpose, a change in control generally occurs if:

     - Any person acquires or beneficially owns more than 20% of the Company's outstanding common stock without Board approval;

     - Any regulatory agency takes action to reorganize or liquidate the Bank;

     - The Company or the Bank enters into a merger or consolidation, or sells all or substantially all of their stock or assets, unless the acquiring corporation assumes the obligations under the agreements; or

     -    A majority of the Board members of the Company or the Bank changes.

              COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     In 2004, the members of the Company's Compensation and Human Resources Committee were Messrs. Phillips (Chairman), Cooper, Kelly, Taylor and Mrs. Suggs, none of whom served as an officer or employee of the Company during the 2004 fiscal year. The current members of the Compensation and Human Resources Committee are Messrs. Phillips (Chairman), Cooper, Kelly, Lomax, Taylor and Mrs. Suggs. There are no "interlocks," as defined by the SEC, with respect to any member of the Compensation and Human Resources Committee.

                              CERTAIN TRANSACTIONS

     The Bank has made, and expects to make in the future, loans in the ordinary course of business to directors and officers of the Company and the Bank, members of their immediate families and their associates. The Bank made such loans on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and the loans did not involve more than the normal risk of collectibility or present other unfavorable features.

     Leonard J. Marks, the son of William L. Marks, our Chief Executive Officer and Chairman of the Board, is employed by the Bank as a Commercial Lender. During fiscal year 2004, the Bank paid Leonard Marks cash compensation in the amount of $65,984. He also received coverage under the Bank's employee benefit plans, generally available to all Bank employees. In addition, Jay R. Exnicios, the brother of Joseph S. Exnicios, one of our executive officers, is employed by the Bank as a Regional Branch Manager, and during fiscal year 2004, the Bank paid Jay Exnicios cash compensation of $92,651. He also received coverage under the Bank's employee benefit plans, generally available to all Bank employees.

     Mr. Lippman is co-manager of the Lippman, Mahfouz, Tranchina & Thorguson, LLC law firm, which the Bank retained during 2004 and expects to retain from time to time during 2005 primarily to handle loan closing matters involving Bank customers. The total fees paid to the Lippman law firm during 2004 did not exceed five percent of the law firm's gross revenues for the firm's last full fiscal year.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file initial reports of ownership of the Company's stock, as well as reports of changes in ownership with the SEC. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished in the most recent fiscal year and on written representations from executive officers or directors to the Company, all required filings by such persons were timely made during 2004, except for one late report made by Mr. Kelly, filed on January 21, 2005 reporting one sale of shares of Company stock and one late report made by Messrs. Marks and Westfeldt, both filed on March 14, 2005, each reporting one acquisition of Company stock.

                                    AUDITORS

     The Company's Audit Committee selected PricewaterhouseCoopers LLP as the Company's Independent Registered Public Accounting Firm to audit the books of the Company and its subsidiaries for 2004. We expect representatives of PricewaterhouseCoopers to be present at the annual meeting, and they will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

AUDIT FEES

     For 2004 and 2003, the Company and subsidiaries incurred aggregate fees of $622,400 and $395,000, respectively, payable to PricewaterhouseCoopers LLP for the audits of the consolidated financial statements of the Company and its subsidiaries, reviews of the quarterly consolidated financial statements of the Company and the audit of the design and operating effectiveness of internal control over financial reporting in compliance with Sarbanes-Oxley Section 404 for the year ended December 31, 2004 and FDICIA for the years ended December 31, 2004 and 2003.

AUDIT-RELATED FEES

     For 2004 and 2003, the Company and subsidiaries incurred aggregate audit-related fees of $124,090 and $118,100 respectively, payable to PricewaterhouseCoopers LLP, for assurance and related services for employee benefit plan audits, SAS 70 procedures, agreed upon procedures engagements and advisory services related to Sarbanes-Oxley Section 404 compliance. One hundred percent of the Audit-Related Fees paid to PricewaterhouseCoopers LLP in 2004 and 2003 were preapproved by the Audit Committee.

TAX FEES

     Neither the Company nor any of its subsidiaries paid fees for tax services to PricewaterhouseCoopers LLP for the fiscal years 2004 and 2003.

ALL OTHER FEES

     Neither the Company nor any of its subsidiaries paid fees for any other services to PricewaterhouseCoopers LLP for the fiscal years 2004 and 2003.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

     As part of its role in the oversight of the Independent Registered Public Accounting Firm, the Audit Committee has adopted policies and procedures to preapprove all audit and permissible nonaudit services performed by the Independent Registered Public Accounting Firm. The policy requires that on an annual basis the Audit Committee preapprove the general engagement of the Independent Registered Public Accounting Firm to provide defined audit, audit-related and tax services, within preapproved fee levels. Unless otherwise provided such preapproval shall remain in effect for twelve months. The Audit Committee may revise the list of defined generally preapproved services from time to time. Provided that such services would not impair the Independent Registered Public Accounting Firm's independence, the Audit Committee may also grant general preapproval to other permissible nonaudit services classified as "all other services." Preapproval may be granted by action of the full Audit Committee or, in the absence of such action, by one or more members of the Audit Committee. Any preapproval granted by less than the full Audit Committee must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee will consult the SEC's rules and relevant guidance in applying this policy.

                           SHAREHOLDER COMMUNICATIONS

     The Board provides a process for shareholders to send communications to the Board or to individual directors. Information regarding this process is available to shareholders on the Corporate Governance page of our website at www.whitneybank.com.

                              SHAREHOLDER PROPOSALS

     For any shareholder proposal to be considered for inclusion in our proxy statement and proxy for the 2006 Annual Meeting of Shareholders, we must receive the written proposal at our principal executive office no later than November 23, 2005. Any shareholder proposal not received at the Company's principal executive offices by February 5, 2006, which is 45 calendar days before the one-year anniversary of the date the Company mailed this Proxy Statement to shareholders, will be considered untimely and, if presented at the 2006 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

                                  OTHER MATTERS

     We do not know of any matters to be presented at our 2005 annual meeting other than those set forth in the accompanying notice. However, if any other matters properly come before the meeting or any adjournments or postponements thereof, the proxy holders will vote or abstain from voting thereon in accordance with their best judgment.

                                        By order of the Board of Directors

                                        William L. Marks
                                        Chairman of the Board

                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting, your vote is important. If voting by mail, please mark, date, sign and promptly return the attached proxy card in the accompanying postage-paid envelope. No postage is required if mailed in the United States. You may also vote through the Internet or toll-free over the telephone. You may later revoke your proxy and vote in person.

IF YOU RETURN THE PROXY CARD BUT DO NOT SPECIFY A MANNER OF VOTING, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                 INTERNET DELIVERY OF PROXY MATERIALS AVAILABLE

Registered shareholders can elect to receive the Company's future proxy materials, including the annual report on Form 10-K, via the Internet. To elect this method of delivery, simply follow the instructions on the reverse. Shareholders who make this election will be notified by American Stock Transfer & Trust Company via e-mail when the materials are available. You will not be mailed a printed copy of the materials.

SHAREHOLDERS WHO DO NOT ELECT AND CONSENT TO INTERNET DELIVERY WILL CONTINUE TO BE MAILED THE PRINTED COPY OF THE ANNUAL REPORT ON FORM 10-K, PROXY STATEMENT, SUMMARY ANNUAL REPORT AND PROXY CARD.

If you plan to attend the Annual Meeting, parking is available at the Whitney Garage. Please use the Gravier Street entrance, bring your parking ticket with you to the meeting and present it to one of the attendants at the registration table to be validated.




                           WHITNEY HOLDING CORPORATION

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Lloyd J. Abadie, Richard C. Hart and John
A. Rehage, and each of them, proxies with full power of substitution, to represent and to vote all shares of common stock of Whitney Holding Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of said corporation to be held on April 27, 2005 or at any adjournments or postponements thereof (1) as hereinafter specified upon the proposals listed on the reverse side and (2) in their discretion upon such other business as may properly come before the meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
COMMENTS:

--------------------------------------------------------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS OF

                           WHITNEY HOLDING CORPORATION

                                 APRIL 27, 2005


                            -------------------------
                            PROXY VOTING INSTRUCTIONS
                            -------------------------


VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
Please call toll free 1-800-776-9437 and
follow the instructions. Have your access
number, located to the right of the gray
shaded block, and your proxy card available
when you call.
                    - OR -
VOTE BY INTERNET - Please access the web page    ----------------------  ---------------------
"WWW.VOTEPROXY.COM" and follow the on-screen     COMPANY NUMBER
instructions. Have your access number,           ----------------------  ---------------------
located to the right of the gray shaded          ACCOUNT NUMBER
block, and your proxy card when you access       ----------------------  ---------------------
the web page.
                    - OR -                       ----------------------  ---------------------
VOTE BY MAIL - Please mark, sign, date and
mail your proxy card in the enclosed
postage-paid envelope as soon as possible.


RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET
REGISTERED SHAREHOLDERS CAN ELECT TO RECEIVE THE COMPANY'S FUTURE PROXY MATERIALS, INCLUDING THE
ANNUAL REPORT ON FORM 10-K, VIA THE INTERNET. TO ENROLL, PLEASE GO TO OUR TRANSFER AGENT'S WEBSITE
AT WWW.AMSTOCK.COM. YOU WILL NEED TO ENTER THE COMPANY NUMBER AND YOUR ACCOUNT NUMBER AS PROVIDED
ABOVE.


                           Please detach along perforated line, sign, date and mail in the envelope
                         V      provided IF you are not voting via telephone or the Internet.      V
-----------------------------------------------------------------------------------------------------------------------------

                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1.   Election of Directors to serve until the 2010                                               FOR AGAINST ABSTAIN
     Annual Meeting or until their successors are      2.   To ratify the selection of           [ ]   [ ]     [ ]
     elected and qualified:                                 PricewaterhouseCoopers LLP as the
                                                            Company's Independent Registered
                          NOMINEES:                         Public Accounting Firm to audit the
[ ] FOR ALL NOMINEES      O Eric J. Nickelsen               books of the Company and its
                          O William L. Marks                subsidiaries for 2005.
[ ] WITHHOLD AUTHORITY    O Kathryn M. Sullivan
    FOR ALL NOMINEES                                   TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE
                                                       REVERSE SIDE.
[ ] FOR ALL EXCEPT
    (See instructions
    below)


INSTRUCTIONS: To withhold authority to vote for
              any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the
              circle next to each nominee you
              wish to withhold, as shown here: O

--------------------------------------------------










--------------------------------------------------
To change the address on your account, please
check the box at right and indicate your new
address in the address space above. Please     [ ]
note that changes to the registered name(s)
on the account may not be submitted via this
method.
--------------------------------------------------


Signature of Shareholder                         Date:           Signature of Shareholder                        Date:
                        -----------------------        ---------                          ---------------------       -------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.